UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2006

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On February 3, 2006 TLC Vision Corporation issued a press release announcing that OccuLogix, Inc., of which TLC Vision has 51% ownership, has completed a preliminary analysis of the data from a recent clinical trial known as MIRA-1.

A preliminary analysis of the data from OccuLogix, Inc.’s pivotal clinical trial, known as the MIRA-1 Study, did not reveal a statistically significant difference in the mean change of Best Spectacle-Corrected Visual Acuity applying the Early Treatment Diabetic Retinopathy Scale ("ETDRS BCVA") between the treated and placebo groups at 12-months post-baseline. As expected, the treated group demonstrated a positive response. An anomalous response of the control group is the principal reason why the primary efficacy endpoint was not met. There were subgroups that did demonstrate statistical significance in their mean change of ETDRS BCVA versus control. Further analysis of the study data is being undertaken.

Item 9.01 Financial Statements and Exhibits.

A copy of the complete press release is attached as exhibit 99.1

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

February 6, 2006	By:	/s/ Brian L. Andrew

Name: Brian L. Andrew
Title: General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	February 3, 2006 Press Release